EXHIBIT 10.6

                    HRL LABORATORIES, LLC - EYE DYNAMICS INC.
                        TECHNOLOGY DEVELOPMENT AGREEMENT

         This Technology Development Agreement ("AGREEMENT") is entered into this 18th day of November, 2002 (the "EFFECTIVE DATE"), by and between HRL Laboratories, LLC ("HRL"), having a principal place of business at 3011 Malibu Canyon Road, Malibu, California 90265, and Eye Dynamics Inc. ("EDI"), located at 2301 West 205th Street, Suite 106, Torrance, CA 90501. HRL and EDI may be referred to individually as a "PARTY" or collectively as the "PARTIES." All capitalized terms not otherwise defined herein have the meanings set forth in
Section 1 herein.

         WHEREAS, HRL is a Delaware limited liability company jointly owned by The Boeing Company, a Delaware corporation ("BOEING"), Amber Engineering ("AMBER ENGINEERING"), by and through its parent company, Raytheon Company, a Delaware corporation ("RAYTHEON"), of which Amber Engineering is a wholly-owned subsidiary, and General Motors Corporation ("GM") (Boeing, Amber Engineering, Raytheon and GM are sometimes collectively referred to herein as "HRL'S OWNERS") and conducts applied research and development for these owners and for government and commercial customers; and

         WHEREAS, HRL desires to maximize value from its technological expertise, subject to its primary objective to serve the business interests of its owners; and

         WHEREAS, EDI is a Nevada corporation and produces and markets patented proprietary products and other services for the institutional, medical and government markets including SafetyScope(TM), a digital system which identifies and tracks movements of the human iris ("SAFETYSCOPE"); and

         WHEREAS, the Parties wish to collaborate to further develop Project Intellectual Property as specifically detailed in Section 2 herein and EXHIBIT 2 attached hereto, subject to the terms and conditions set forth in Section 5 herein; and

         WHEREAS, the Parties recognize that no rights to any Intellectual Property owned by any Party prior to the Effective Date are being granted to the other Party under this Agreement; and

         WHEREAS, the Parties do not intend for any of the Project Intellectual Property to include any Intellectual Property owned by HRL or owned by HRL's Affiliates; and

         WHEREAS, the Parties have entered into an Agreement to Exchange Proprietary Information (# 012039) dated April 4, 2001 (the "PROPRIETARY INFORMATION AGREEMENT"), and attached as EXHIBIT 1 hereto.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties hereby agree as follows:

         1. DEFINITIONS. Capitalized terms used in this Agreement shall have the meanings set forth below or as otherwise specified herein:

         "365" shall have the meaning set forth in Section 4(g) herein.

         "365(N)" shall have the meaning set forth in Section 4(g) herein.

         "AFFILIATE", with respect to any person or entity, means a business entity, including successors and assigns, having an ownership interest in such person or entity, or any corporation, partnership or other entity, including successors and assigns, that directly, or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such person or entity. Notwithstanding the foregoing, for purposes of this Agreement, HRL Affiliates include HRL's Owners and their respective Affiliates.

         "ALGORITHM" shall have the meaning set forth in Section 2(a) herein.

         "AGREEMENT" shall have the meaning set forth in the preamble hereto.

         "AMBER ENGINEERING" shall have the meaning set forth in the recitals hereto.

         "BARBARA MAUCH PROJECT" shall have the meaning set forth in Section 2(d)(iii) herein.

         "BOEING" shall have the meaning set forth in the recitals hereto.

         "CODE" shall have the meaning set forth in Section 4(g) herein.

         "CONFIDENTIAL INFORMATION" means that information as defined in paragraph 4 of the Letter of Intent and includes such information deemed as "PROPRIETARY" in paragraph 1 of the Proprietary Information Agreement.

         "EAR" shall have the meaning set forth in Section 9(j) herein.

         "EDI" shall have the meaning set forth in the preamble hereto.

         "EDI CAPITAL STOCK" shall have the meaning set forth in Exhibit 5, Section (b) herein.

         "EFFECTIVE DATE" shall have the meaning set forth in the preamble hereto.

         "ENVIRONMENTAL LAWS" means any and all federal, state and local Laws which are intended to protect the environment and/or human health and safety, including Laws governing or relating to Hazardous Materials. "ENVIRONMENTAL LAWS" include the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss. 9601 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1802 ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 9601 ET SEQ., the Clean Water Act, 33 U.S.C. ss. 1251 ET SEQ., the Safety Drinking Water Act, 42 U.S.C. ss. 300f ET SEQ., and the Clean Air Act, 42 U.S.C. ss. 7401 ET SEQ.

         "ERISA" shall have the meaning set forth in Exhibit 5, Section (r) herein.

         "GM" shall have the meaning set forth in the recitals hereto.

         "HRL" shall have the meaning set forth in the preamble hereto.

         "HRL DIRECTOR" shall have the meaning set forth in Section 3(e) herein.

         "HRL OWNERS" shall have the meaning set forth in the recitals hereto.

         "INTELLECTUAL PROPERTY" means (i) patents, patent applications and invention disclosures; (ii) trademarks, trade names, corporate names, copyrights, service marks, Internet domain names, copyrightable works, logos and slogans (and all translations, adaptations, derivations and combinations of the foregoing) and any applications for registration of the foregoing, together with all goodwill associated with each of the foregoing; (iii) trade secrets, confidential information, formulas, processes, ideas, know-how and inventions;
(iv) computer software, including, but not limited to, source code, executable code, data, databases and documentation (except for licenses of commercially available software); and (v) all other intellectual property.

         "ITAR" shall have the meaning set forth in Section 9(j) herein.

         "LATEST BALANCE SHEET" shall have the meaning set forth in Exhibit 5, Section (e)(ii) herein.

         "LETTER OF INTENT" shall have the meaning set forth in the preamble of this Agreement.

         "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against EDI, its Subsidiary, or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to EDI or its Subsidiary under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

         "PARTY" and "PARTIES" shall have the meaning set forth in the Preamble hereto.

         "PERSON" or "PERSONS" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "PROJECT" shall have the meaning set forth in Section 2(a) herein.

         "PROJECT INTELLECTUAL PROPERTY" means any Intellectual Property relating to the Project and provided by EDI or HRL pursuant to this Agreement or the Proprietary Information Agreement, and any Intellectual Property developed by the Parties, together or separately, pursuant to this Agreement.

         "PROJECT PARTICIPANT" means any employee, consultant, intern, advisor, independent contractor or contract labor assignee of HRL or EDI who at any time on or after the date of this Agreement, directly or indirectly, works on or is associated with the development of the Project and/or Project Intellectual Property. The term Project Participant shall not include law firms, accounting firms, banking-related institutions, or other entities or individuals not involved in the research of, the development of or the delivery of technology and/or scientific services.

         "PROJECT PRODUCT" means any product developed for commercialization from the Project Intellectual Property.

         "PROJECT SERVICE" means any service developed for commercialization from the Project Intellectual Property.

         "PROPRIETARY INFORMATION AGREEMENT" shall have the meaning set forth in the recitals hereto.

         "RAYTHEON" shall have the meaning set forth in the recitals hereto.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement entered into by the Parties as of the Effective Date and attached hereto as
EXHIBIT 4.

         "RESTRICTED SECURITIES" means the EDI Capital Stock issued hereunder and any securities issued with respect to such securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them,
(b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 7(a) herein have been delivered by EDI in accordance with
Section 7 herein. Whenever any particular securities cease to be Restricted Securities, HRL shall be entitled to receive from EDI, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 7(a) herein.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

         "SECURITIES AND EXCHANGE COMMISSION" includes any governmental body or agency succeeding to the functions thereof.

         "SUBSIDIARY" or "SUBSIDIARIES" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Person or one or more of the other Subsidiaries of that Person or a combination thereof, or
(ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

         "TAX" or "TAXES" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

         "TAX RETURN" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

         2. COLLABORATION AGREEMENT

         (a) THE PROJECT. HRL is developing a robust iris tracking algorithm (the "ALGORITHM") and agrees to provide the Algorithm to EDI for EDI to incorporate into EDI's already existing SafetyScope and other EDI developed products (the "PROJECT"). The Parties agree that delivery of said Algorithm by HRL completes its obligation under this Agreement and that HRL shall not be required to support the incorporation of the Algorithm into EDI developed products. EDI may, under a separate agreement, contract the technical services of HRL to support the incorporation of the Algorithm into EDI developed products; however, HRL, at its sole discretion, may accept or decline such contract for technical services.

         (b) GOOD FAITH. The Parties agree to act in good faith to develop the Project to commercial viability, and shall work cooperatively to create the Project for the mutual benefit of both Parties as described herein.

         (c) EXPENSES. Each Party shall bear its own expenses incurred in developing the Project and Project Intellectual Property, unless otherwise agreed.

         (d) EXCLUSIVITY.

                  (i) During the term of this Agreement HRL and EDI agree to work exclusively with each other in the development of the Project.

                  (ii) EDI has not and shall not, from the date of the Letter of Intent through the termination of this Agreement pursuant to Section 9(i), without the prior written consent of HRL, enter into any agreement, arrangement or understanding to (i) develop, license, sell, transfer, or assign the Project, any part, portion or component of the

         Project or the Intellectual Property relating to the Project, or enter into any other material agreement or understanding relating to the Project, or (ii) enter into any agreement with a competitor of HRL or HRL's Owners.

                  (iii) EDI, through its engineer Barbara Mauch, is currently working to develop a new and updated eyetracking algorithm which is completely separate and unique from the Algorithm (the "BARBARA MAUCH PROJECT"). Notwithstanding the terms of this Section, HRL hereby agrees that the Barbara Mauch Project does not violate the terms of this
         Section 2(d) or this Agreement.

                  (iv) HRL shall not, from the date of the Letter of Intent through the termination date of this Agreement pursuant to Section 9(i), without the prior written consent of EDI, enter into any agreement, arrangement or understanding to develop technology substantially similar to the Project.

                  (v) Notwithstanding the foregoing, HRL is not restricted from conducting work in fields identical to the Project with HRL's Owners and their respective Affiliates, with U.S. Government customers, with any assigns of the foregoing, or with other customers, if so instructed by HRL's board of directors.

         (e) NO SOLICITATION; UNFAIR TRADE PRACTICES. The Parties anticipate that their respective Project Participants will work closely together to execute the Project.

                  (i) In recognition that:

                           (A) Project Participants will be privy to trade
                  secret and other confidential information of the respective Party that has engaged them;

                           (B) confidential and trade secret information might
                  be either exchanged between such Project Participants under confidentiality agreements or withheld from such exchange;

                           (C) if Project Participants engaged by one Party were
                  solicited to work for the other Party, trade secrets and other confidential information of the Party whose Project Participant is solicited will inevitably be disclosed to the soliciting Party; and

                           (D) HRL's or EDI's solicitation of such Project
                  Participants may amount to an unfair trade practice.

                  (ii) HRL and EDI agree not to solicit or hire a Project Participant who is or was at any time after the date of this Agreement an employee, consultant, independent contractor or contract labor assignee of the other Party for the term of this Agreement and for three (3) years after the termination date of this Agreement pursuant to Section 9(i). Both HRL and EDI further agree to (i) obtain, as soon as possible, from all Project Participants existing before and on the date of this Agreement, a restrictive covenant intended to deter the threat of trade secret misappropriation and other unfair trade practices; and (ii) require each new Project Participant to sign, before starting work as a Project Participant, a restrictive covenant intended to deter the threat of trade secret misappropriation and other unfair trade practices. Such restrictive covenants shall be effective for the period of this Agreement and for three (3) years thereafter and shall require such Project Participant who is an employee, consultant, independent contractor, or contract labor assignee of one Party not to solicit work from the other Party. Each Party shall exchange these restrictive covenant agreements with the other Party before assigning an employee as a Project Participant.

                  (iii) HRL and EDI agree and admit that should any of them solicit or hire a Project Participant who is or was at any time after the date of this Agreement an employee, consultant, independent contractor or contract labor assignee of the other Party, during the period specified in Section 2(e)(ii) herein, it will have done so for the purpose of obtaining confidential or trade secret information of the other and such solicitation or hiring will be deemed to be an admission of liability that the solicitation or hiring party has engaged in an unfair trade practice.

                  (iv) Notwithstanding the foregoing, the Party whose Project Participant is solicited or hired by the other Party during the period specified in the foregoing Section 2(d)(ii) herein may waive its rights under this Section 2(e) by prior written consent, which will not be unreasonably withheld.

         (f) CONFIDENTIALITY.

                  (i) The Parties acknowledge and agree that (i) all Confidential Information disclosed under this Agreement shall be governed by the terms of the Proprietary Information Agreement, incorporated by reference and attached hereto as EXHIBIT 1 and (ii) the purposes for which Confidential Information may be used as provided in the Proprietary Information Agreement shall include the performance of this Agreement.

                  (ii) HRL may disclose Confidential Information to HRL's Owners, as well as those individuals who are employees, consultants or agents of HRL whom HRL determines need the Confidential Information to further HRL's rights and obligations under this or related Agreements.

                  (iii) The Parties agree to treat the material terms of this Agreement and any related agreement as Confidential Information. The Parties further agree that each shall not release any such information to any third party or media without the express written consent of the other Party.

                  (iv) Both Parties recognize that information relating to the Project Intellectual Property may need to be withheld temporarily in order to allow a Party to file for patent protection or for other proprietary or competitive reasons. Nevertheless, both Parties agree not to unreasonably oppose or delay their consent for such information release, and to make commercially reasonable efforts to expedite the release of information for professional publications, presentations or other publicity purposes, if so desired by a Party.

         (g) PERFORMANCE PARAMETERS. The Project shall have performance parameters as defined and mutually agreed upon by the Parties as detailed in
EXHIBIT 2 attached hereto.

         3. STOCK ISSUANCE.

         (a) As consideration for HRL's research and development, and subject to the terms and conditions of this Agreement, EDI agrees to issue and HRL agrees to purchase, at no additional cost to HRL:

                  (i) 300,000 shares of EDI Capital Stock upon the execution of the Letter of Intent by the Parties;

                  (ii) 300,000 additional shares of EDI Capital Stock upon demonstration of the iris tracking algorithm on a high end workstation using test videos provided by EDI that meets the performance criteria given in Exhibit 2; and

                  (iii) 200,000 additional shares of EDI Capital Stock upon delivery of the algorithm source code developed by HRL as part of the Project, and associated invention disclosure to EDI.

         (b) The Parties agree that as of the Effective Date the conditions detailed in Section 3(a)(i) or 3(a)(ii) above have been met and accordingly, EDI hereby irrevocably and unconditionally grants such 600,000 shares of EDI Capital Stock to HRL.

         (c) DELIVERY. As of the Effective Date, EDI shall deliver to HRL a certificate representing the EDI Capital Stock being issued hereunder, and all other documentation necessary to effectuate the issuance of such EDI Capital Stock on EDI's books and records.

         (d) HRL INCENTIVES. HRL intends to transfer, distribute, assign, grant or otherwise dispose of up to 25% of the EDI Capital Stock received pursuant to this Agreement to HRL's Owners, employees, independent contractors and/or consultants, whether directly or indirectly through a trust, fund or otherwise. EDI consents to such transfer, distribution, assignment, grant or other disposal. HRL understands and acknowledges that Rule 144 of the Securities Act shall govern the EDI Stock.

         (e) HRL DIRECTORS. HRL shall be permitted, at its sole option, to appoint one non-voting director to EDI's board of directors, which HRL may select and replace in HRL's sole discretion (the "HRL DIRECTOR"). The HRL Director shall be entitled to attend, and participate in any discussions which shall take place during, any and all regular and special meetings of EDI's board of directors or any committee or subcommittee thereof. The HRL Director shall not be entitled to vote on any matters presented for approval to the EDI board of directors or to any committee or subcommittee thereof nor shall the HRL Director be counted for purposes of establishing a quorum. Otherwise, the HRL Director shall have all other rights afforded to EDI directors including the right to receive notices of meetings, and access to the books and records of EDI. In addition, the HRL Director shall receive copies of all material delivered to or made available to any EDI Director.

         4. INTELLECTUAL PROPERTY.

         (a) HRL INTELLECTUAL PROPERTY. The Parties agree that HRL, in its own business, engages in research and in the creation of Intellectual Property outside this Agreement, and that, absent an express agreement to the contrary, HRL retains all right, title and interest in and to its Intellectual Property throughout the universe. All such rights of HRL are irrevocable and shall vest and remain perpetually vested in HRL whether this Agreement expires or is terminated.

         (b) EDI INTELLECTUAL PROPERTY. Except as set forth in this Section 4, EDI shall own, throughout the universe, all right, title and interest in and to all Project Intellectual Property.

         (c) DISCLOSURE OF PROJECT INTELLECTUAL PROPERTY. Each Party shall cause its Project Participants working on the Project under this Agreement or the Proprietary Information Agreement to promptly disclose to such Party all Project Intellectual Property conceived during the time of such participation. Each Party shall disclose to the other Party in writing all Project Intellectual Property within sixty (60) days of such Project Intellectual Property being reduced to writing by such Party or its Project Participants.

         (d) INTELLECTUAL PROPERTY PROTECTION. EDI agrees that it shall be responsible for the protection and defense of all Project Intellectual Property. EDI will consult with HRL regularly regarding the status of Project Intellectual Property throughout the universe, and will seek and maintain patent and copyright registrations and trade secret protection in all countries where the nature of the operations of the Parties and their respective Affiliates requires such registrations and protection. EDI shall be responsible for obtaining and maintaining such registrations, patents and other Intellectual Property protections at its sole expense and in its own name. If HRL pays any expenses associated with obtaining or maintaining any Intellectual Property protections, EDI shall promptly reimburse HRL in full for said expenses. HRL may from time to time during the term of this Agreement request that EDI seek patent and copyright registrations and trade secret protection for any Project Intellectual Property in any country in which such registrations and protection are available and EDI has not initiated any such registration or protection. If EDI is unable to or fails to seek or maintain patent or copyright protection in any country, or intends to disclose or discloses any confidential trade secrets embodied in Project Intellectual Property, HRL shall have the right to seek and maintain patent and/or copyright registrations and/or trade secret protection in such country in HRL's own name; provided that HRL shall notify EDI within a reasonable time prior to taking any such actions in such country or incurring any expenses with respect thereto. If HRL seeks such protections with respect to such Project Intellectual Property, in such country, then HRL shall own such Project Intellectual Property solely in such country, subject to EDI's license rights therein as set forth in Section 4(f) below.

         (e) HRL LICENSE. HRL, HRL's Owners and HRL's Affiliates shall have a fully paid-up, irrevocable, non-exclusive and perpetual license throughout the universe to use, make, have made, import and practice all Project Intellectual Property existing or developed pursuant to this Agreement and owned by EDI.

         (f) EDI LICENSE. When HRL owns any Project Intellectual Property in any country pursuant to Section 4(d) herein, EDI shall have a fully paid up, royalty-free, irrevocable, non-exclusive, perpetual, fully transferable and sublicensable license to use, make, have made, import and practice in such country such Project Intellectual Property.

         (g) SECTION 365(n) BANKRUPTCY PROTECTION. The parties acknowledge and agree that the Project Intellectual Property "intellectual property" as defined in Section 101(35A) of the United States Bankruptcy Code, as the same may be amended from time to time (the "Code"), which has been licensed hereunder is a contemporaneous exchange for value. The parties further acknowledge and agree that if EDI: (i) becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; (ii) applies for or consents to the appointment of a trustee, receiver or other custodian for it, or makes a general assignment for the benefit of its creditors; (iii) commences, or has commenced against it, any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceedings; or (iv) elects to reject, or a trustee on behalf of it elects to reject, this Agreement or any agreement supplementary hereto, pursuant to Section 365 of the Code ("365"), or if this Agreement or any agreement supplementary hereto is deemed to be rejected pursuant to 365 for any reason, this Agreement, and any agreement supplementary hereto, shall be governed by Section 365(n) of the Code ("365(n)") and HRL, HRL's Owners and HRL's Affiliates will retain and may elect to fully exercise its rights under this Agreement in accordance with 365(n). Upon written request from HRL, any HRL Owner or any HRL Affiliate to EDI or the bankruptcy trustee of EDI's, such HRL Owner's or such HRL Affiliate's election to proceed under 365(n), EDI or such bankruptcy trustee shall comply in all respects with 365(n), including, without limitation, providing HRL, such HRL Owner or such HRL Affiliate with the Project Intellectual Property and not interfering with the rights of HRL, such HRL Owner or such HRL Affiliate as provided in this Agreement to obtain access to the Project Intellectual Property from EDI, the bankruptcy trustee or any third party agent.

         (h) INDEMNIFICATION. Notwithstanding the foregoing, HRL shall not be liable, and EDI shall fully indemnify, defend and hold HRL harmless for: (a) any and all defects or deficiencies in any Project Intellectual Property, any of EDI's Intellectual Property or any results, inventions, data, processes, technology or product, tangible or intangible, developed, created or owned by HRL and/or provided to, or discussed with EDI; and for (b) any indirect, incidental, consequential, special or punitive damages of any nature (including, without limitation, loss of profits, use, data, or other economic advantage and reasonable attorney's fees and expenses) in connection with or arising out of this Agreement, including without limitation, the breach of this Agreement or any termination of this Agreement, whether such liability is asserted on the basis of contract, tort (including negligence or strict liability) or otherwise.

         (i) INFRINGEMENT. If any Party learns of facts that may constitute an infringement of any of the Project Intellectual Property, it shall promptly notify the other Party of such possible infringement. EDI shall have a duty to conduct an investigation with respect to any such alleged infringement. EDI shall, at its own expense, initiate appropriate action to cause any infringement to cease, including, if necessary, initiating a lawsuit to enjoin such infringement. HRL shall cooperate and provide assistance in the lawsuit, at EDI's expense, as may reasonably be required. If EDI does not initiate timely and appropriate action to cause the infringement to cease, HRL may take such action, EDI shall permit itself to be named as a party (if necessary) and shall cooperate and provide assistance in the lawsuit as may reasonably be required and EDI shall fully reimburse HRL for any and all expenses HRL incurs in connection therewith. The Parties shall make a good faith effort to coordinate any litigation efforts, including coordination of litigation efforts and litigation strategies, keeping the other Party informed of material events in the course of any arbitration or litigation and, to the extent reasonably practicable, seeking and attempting to incorporate the reasonable advice or desires of the other Party when making decisions regarding such material events in any arbitration or litigation.

         (j) PRODUCT COST TO HRL. To the extent that EDI produces, manufactures or otherwise supplies any Project Product or any Project Service, EDI agrees to produce, manufacture or otherwise supply such Project Products and Project Services to HRL, HRL's Owners, and Affiliates, solely for internal use and not for distribution for use by any persons other than HRL, HRL's Owners, Affiliates or an actual employee of HRL or Affiliates, for a purchase price equal to EDI's direct cost of producing such Project Products or Project Service. EDI shall not be required to produce, manufacture or otherwise supply such Project Products and Project Services to HRL insofar as HRL intends to resell the Project Products and Project Services to a third party. To the extent EDI enters into an arrangement with a third party for the production, manufacture, supply or other distribution of any Project Product and Project Service, EDI agrees to obtain an agreement with such third party whereby HRL and its Affiliates can purchase such Project Product and Project Service, solely for internal use and not for distribution for use by any persons other than HRL, HRL's Owners, Affiliates or an actual employee of HRL or its Affiliates, at the same purchase price as EDI can purchase such Project Products or Project Services.

         5. REPRESENTATIONS AND WARRANTIES OF EDI. As a material inducement to HRL to enter into this Agreement and to accept EDI Capital Stock as consideration for performance hereunder, EDI hereby represents and warrants, except as set forth on a Disclosure Schedule attached hereto, which exception shall be deemed to be representations and warranties as if made hereunder, each of the representations and warranties set forth on Exhibit 5 attached hereto.

         6. HRL REPRESENTATIONS AND WARRANTIES. HRL hereby represents and warrants each of the representations and warranties set forth on Exhibit 6 attached hereto.

         7. RESTRICTED SECURITIES.

         (a) Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following Form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or applicable state laws. These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such securities under the Securities Act of 1933, and any applicable state securities laws, unless the corporation has received an opinion of counsel, which opinion is satisfactory to the corporation, to the effect that such registrations are not required."

         (b) OPINION DELIVERY. In connection with the transfer of any Restricted Securities, the holder thereof shall deliver written notice to EDI describing in reasonable detail the transfer or proposed transfer, together with an opinion of legal counsel which is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to EDI an opinion of legal counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, and EDI's legal counsel has reviewed such opinion and reasonably concurs with the assessments made therein, EDI shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in
Section 7(a). If EDI is not required to deliver new certificates for such Restricted Securities not bearing such legend, HRL shall not transfer the same until the prospective transferee has confirmed to EDI in writing its agreement to be bound by the conditions contained in this Section 7.

         (c) RULE 144A. Upon the request of HRL, EDI shall promptly supply to HRL or its prospective transferees all information regarding EDI required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

         (d) LEGEND REMOVAL. If any Restricted Securities become eligible for sale pursuant to Rule 144(k), EDI shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in Section 7(a) from the certificates for such Restricted Securities.

         (e) REMEDIES. HRL shall have all rights and remedies set forth in this Agreement, the Certificate of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (through posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

         (f) ADJUSTMENT. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of EDI Capital Stock, EDI shall, in order to prevent the dilution of rights under HRL's holdings of EDI Capital Stock, make such adjustments in the number and type of shares authorized and the number of shares held by HRL or to be granted to HRL pursuant to this Agreement so that HRL's holdings of EDI Capital Stock shall not be diluted or adversely affected.

         8. CONDITIONS.

         (a) CONDITIONS OF HRL OBLIGATIONS. The obligations of HRL to EDI under this Agreement are subject to the fulfillment, on or before the Effective Date, of each of the following conditions, unless otherwise waived:

                  (i) REPRESENTATIONS AND WARRANTIES. The representations and warranties of EDI contained in Section 5 shall be true and correct in all material respects on and as of the Effective Date with the same effect as though such representations and warranties had been made on and as of the Effective Date.

                  (ii) PERFORMANCE. EDI shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Effective Date.

                  (iii) COMPLIANCE CERTIFICATE. The Chief Executive Officer of EDI shall deliver as of the Effective Date to HRL a certificate certifying that the conditions specified in Section (i) and (ii) have been fulfilled.

                  (iv) QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the EDI Capital Stock pursuant to this Agreement shall be obtained and effective as of the Effective Date.

                  (v) OPINION OF EDI COUNSEL. HRL shall have received from Anker, Reed, Hymes & Schreiber, counsel for EDI, an opinion, dated as of the Effective Date, in substantially the form of EXHIBIT 3.

                  (vi) BOARD OF DIRECTORS. As of the Effective Date, EDI's board of directors shall include the HRL Director.

                  (vii) CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT. The Project Participants shall each have entered into a form of Confidential Information and Invention Assignment Agreement, to defer trade secret misappropriation as agreed in Section 3.3(b) hereunder, which has been approved by HRL.

         (b) CONDITIONS OF EDI OBLIGATIONS. The obligations of EDI to HRL under this Agreement are subject to the fulfillment, on or before the Effective Date, of each of the following conditions, unless otherwise waived:

                  (i) REPRESENTATIONS AND WARRANTIES. The representations and warranties of HRL contained in Section 6 shall be true and correct in all material respects on and as of the Effective Date with the same effect as though such representations and warranties had been made on and as of the Effective Date.

                  (ii) PERFORMANCE. HRL shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Effective Date.

                  (iii) COMPLIANCE CERTIFICATE. The Chief Executive Officer of HRL shall deliver as of the Effective Date to EDI a certificate certifying that the conditions specified in Section (i) and (ii) have been fulfilled.

                  (iv) QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the EDI Capital Stock pursuant to this Agreement shall be obtained and effective as of the Effective Date.

                  (v) CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT. The Project Participants shall each have entered into a form of Confidential Information and Invention Assignment Agreement, to defer trade secret misappropriation as agreed in Section 2(e) herein, which has been approved by EDI.

         9. MISCELLANEOUS.

         (a) NOTICES. The Parties agree to designate a single point of contact for both administrative and technical coordination to facilitate the collaboration, with each Party free to substitute its respective point of contact at its discretion, provided notice of such change is given to the other Party. The persons initially so designated are:

                 ADMINISTRATIVE                         TECHNICAL
                 --------------                         ---------
HRL:        HRL Laboratories, LLC                HRL Laboratories, LLC
            Attn: L.W. Jones III                 Attn: Dr. Mark A. Stalzer, RL96
            RL85                                 3011 Malibu Canyon Road
            3011 Malibu Canyon Road              Malibu, CA 90265
            Malibu, CA 90265
                                                 Tel. (310) 317-5581
            Tel. (310) 317-5851                  Fax. (310) 317-5695
            Fax. (310) 317-5861

WITH A      HRL Laboratories, LLC                HRL Laboratories, LLC
COPY TO:    Attn: D.R. Allemeier                 Attn: D.R. Allemeier
            RL85                                 RL85
            3011 Malibu Canyon Road              3011 Malibu Canyon Road
            Malibu, CA 90265                     Malibu, CA 90265

            Tel. (310) 317-5851                  Tel. (310) 317-5851
            Fax. (310) 317-5861                  Fax. (310) 317-5861

EDI:        Eye Dynamics Inc.                    Eye Dynamics Inc.
            Attn:  Ronald Waldorf                Attn:  Ronald Waldorf
            2301 West 205th Street               2301 West 205th Street
            Suite 106                            Suite 106
            Torrance, CA 90501                   Torrance, CA 90501

            Tel.                                 Tel.
            Fax.                                 Fax.

WITH A      Anker, Reed, Hymes & Schreiber       Anker, Reed, Hymes & Schreiber
COPY TO:    Attn:  Robert A. Cohen               Attn:  Robert A. Cohen
            21333 Oxnard Street                  21333 Oxnard Street
            Woodland Hills, CA  91367            Woodland Hills, CA  91367

            Tel. (818) 501-5800                  Tel. (818) 501-5800
            Fax. (818) 501-4819                  Fax. (818) 501-4819

         (b) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and effective under applicable law, but if any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

         (c) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by EDI or HRL in connection with this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby regardless of any diligence conducted by HRL or on its behalf.

         (d) INDEMNITIES. EDI agrees to indemnify and hold harmless HRL from and against all losses, damages, liabilities and expenses (including without limitation reasonable attorneys fees and expenses) resulting from any breach of any representation, warranty or agreement of EDI or any misrepresentation by EDI in this Agreement.

         (e) GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within the State of California, without regard to the conflict of laws principles of such state. The venue for any judicial, administrative or arbitration proceeding related to this agreement shall be in Los Angeles County.

         (f) EXHIBITS. All Exhibits annexed hereto or referred herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

         (g) ENTIRE AGREEMENT PRECEDENT. This Agreement, the Exhibits attached hereto, and the Registration Rights Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings (excluding the Proprietary Information Agreement attached hereto as Exhibit 1), whether written or oral, relating to such subject matter. In the event that a conflict appears between this Agreement, the Registration Rights Agreement or the Proprietary Information Agreement, this Agreement shall take precedence.

         (h) HEIRS, SUCCESSORS AND ASSIGNS; ASSIGNMENT. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure for the benefit of the Parties hereto and to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns. This Agreement and any rights and obligations hereunder shall not be assignable or transferable by either Party without the prior written consent of the other Party and any purported assignment without such consent shall be void and without effect.

                  (i) TERMINATION; EFFECT OF TERMINATION.

                           (i) This Agreement may be terminated as follows:

                                    (A) by any Party at any time, upon sixty
                           (60) days' written notice to the other Party of any material breach of this Agreement by the other Party which remains uncured after the sixty (60) day period of notice; or

                                    (B) by any Party immediately upon written
                           notice to the other Party if the other Party voluntarily commences bankruptcy, insolvency, or reorganization proceedings, is adjudicated a bankrupt, is declared insolvent, or enters into a composition agreement with its creditors, or if a receiver is appointed for it or a substantial portion of its properties.

                           (ii) The term and termination of any other related
                  agreement (including the Proprietary Information Agreement) shall not be affected by the termination of this Agreement.

                           (iii) EFFECT OF TERMINATION.

                                    (A) Termination of this Agreement shall not
                           relieve or release either Party from its obligation to make any payments owing hereunder as of the effective date of termination, or from any other liability that either Party may have to the other arising out of this Agreement or any breach of this Agreement.

                                    (B) Any provisions of this Agreement, which
                           are intended by their specific terms or by necessary implication to survive the expiration or termination of this Agreement shall so survive. Without limiting any of the foregoing and notwithstanding anything contained herein to the contrary, Sections 2(e), 2(f), 3(a), 3(b), 4, 5 (and Exhibit 5), 6 (and
                           Exhibit 6), 7 and 9 shall survive the termination of this Agreement.

         (j) EXPORT. Information disclosed or developed hereunder may be subject to the laws and regulations of the United States pertaining to export control and therefore both Parties agree to comply with all the requirements of these laws and regulations of the United States, including International Traffic in Arms Regulations ("ITAR") and the Export Administration Regulations ("EAR").

         (k) WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, cancelled, renewed, or extended, and the terms and conditions hereof may be waived, only by written instrument signed by an authorized officer of HRL and an authorized officer of EDI; no delay on the part of any party exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power, or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

         (l) CONSTRUCTION. Whenever the singular number is used in this Agreement and when required by the contract, the same shall include the plural, and the masculine gender shall include the feminine and neutral genders and vice versa. This Agreement is prepared and executed in the English language only and any translation of this Agreement into any other language shall have no effect.

         (m) HEADINGS. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

         (n) NO THIRD PARTY BENEFICIARIES. It is understood and agreed among the parties that this Agreement and the covenants made herein are made expressly and solely for the benefit of the Parties hereto, and that no other person except for HRL's owners shall be entitled or be deemed to be entitled to any benefits or rights hereunder, nor be authorized or entitled to enforce any rights, claims or remedies hereunder or by reason hereof.

         (o) COUNTERPARTS. This Agreement may be executed in one or more counterparts (including by means of photocopied or facsimile signature pages), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

                                    * * * * *
                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, HRL and EDI have caused this Technology Development Agreement to be duly executed as of the date set forth in the Preamble hereto by their authorized representatives as indicated below.

HRL LABORATORIES, LLC                      EYE DYNAMICS INC.

By: /S/ ARTHUR N. CHESTER                  By: /S/ RONALD WALDORF
    ------------------------------             --------------------------------
    Arthur N. Chester                          Ronald Waldorf
    President                                  Chairman

                                    EXHIBIT 1

                        PROPRIETARY INFORMATION AGREEMENT
                                    [ATTACH]

                                      1-1

                                    EXHIBIT 2

                         PROJECT PERFORMANCE PARAMETERS

         As part of the Project, HRL shall develop an iris tracking algorithm winch shall perform as follows:

         1. Under optimal conditions when there is no makeup present and the eyelid droop is less than 10%, the algorithm will compute the pupil centroid position at 99% accuracy, where the X (horizontal) position is accurate with =/- 1 pixel, and the Y (vertical) position is accurate within +/- 1 line. The accuracy of the diameter calculation is 95%-99% of the actual size.

         2. Under conditions when significant eye makeup is present the algorithm will achieve 80%-99% accuracy in computing the pupil centroid. The accuracy of the diameter calculation is 95%-99% of the actual size.

         3. Under conditions where eyelid droop occurs, the following minimum accuracies are required:

            (a) 10% obscured = 99% (centroid position), 95%-99% (diameter)

            (b) 25% obscured = 99% (centroid position), 90%-95% (diameter)

            (c) 50% obscured = 99%-85% (centroid position), 90%-80% (diameter)

            (d) 50% obscured = 85%-60% (centroid position), 50%-80% (diameter)

                                      2-1

                                    EXHIBIT 3

                         FORM OF OPINION OF EDI COUNSEL
                                   [ATTACHED]

                                      3-1

                                    EXHIBIT 4

                          REGISTRATION RIGHTS AGREEMENT
                                   [ATTACHED]

                                      4-1

                                    EXHIBIT 5

                      REPRESENTATIONS AND WARRANTIES OF EDI

         (a) ORGANIZATION, CORPORATE POWER AND LICENSES. EDI is a corporation duly organized, validly existing and in good standing under the laws of Nevada and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. EDI possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of EDI's and its Subsidiary's charter documents and bylaws which have been filed with the Securities and Exchange Commission as of the date of this Agreement reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

         (b) CAPITAL STOCK AND RELATED MATTERS.

                  (i) As of the Effective Date and immediately thereafter, the authorized capital stock of EDI consists solely of 50,000,000 shares of common stock, par value $0.01 (the "EDI CAPITAL STOCK"), of which 15,150,313 shares, which includes 800,000 shares to be issued pursuant to this Agreement, shall be issued and outstanding. As of the Effective Date, neither EDI nor its Subsidiary has outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans. As of the Effective Date, neither EDI nor its Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock. As of the Effective Date, all of the outstanding shares of EDI Capital Stock are validly issued, fully paid and nonassessable.

                  (ii) There are no statutory or, to the best of EDI's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of EDI's Capital Stock hereunder. EDI has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the EDI's Capital Stock hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of EDI's knowledge, there are no agreements between EDI's stockholders with respect to the voting or transfer of EDI's capital stock or with respect to any other aspect of EDI's affairs.

         (c) SUBSIDIARIES; INVESTMENTS. EDI does not own or hold any rights to acquire any shares of stock or any other security or interest in any other Person, and EDI has never had any Subsidiary, except for Oculokinetics, Inc. which does not have and has not had operations, assets or liabilities except for a tax loss carry forward.

                                      5-1

         (d) AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement, the Proprietary Information Agreement, the Registration Rights Agreement and all other agreements contemplated hereby to which EDI is a party have been duly authorized by EDI. Each of this Agreement, the Registration Rights Agreement, the Proprietary Information Agreement and all other agreements contemplated hereby to which EDI is a party constitutes a valid and binding obligation of EDI, enforceable in accordance with its terms. The execution and delivery by EDI of this Agreement, the Registration Rights Agreement, the Proprietary Information Agreement and all other agreements contemplated hereby to which EDI is a party, the offering, sale and issuance of EDI's Capital Stock hereunder, and the fulfillment of and compliance with the respective terms hereof and thereof by EDI, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon EDI's or any Subsidiary's capital stock or assets pursuant to,
(iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the charter or bylaws of EDI or its Subsidiary, or any law, statute, rule or regulation to which EDI or its Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which EDI or its Subsidiary is subject.

         (e) FINANCIAL STATEMENTS. The following financial statements have been filed with the Securities and Exchange Commission and are available on the government information database "EDGAR."

                           (i) the 10-KSB, which includes audited consolidated
balance sheets of EDI and its Subsidiaries as of December 31, 1998, December 31, 1999, December 31, 2000, and December 31, 2001, and the related statements of income and cash flows (or the equivalent) for the respective twelve-month periods then ended; and

                           (ii) the 10-ASB, which includes the unaudited
consolidated balance sheet of EDI and its Subsidiary as of March 31, 2002 (the "LATEST BALANCE SHEET"), and the related statements of income and cash flows (or the equivalent) for the three-month period then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of EDI (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with generally accepted accounting principles, consistently applied.

         (f) ABSENCE OF UNDISCLOSED LIABILITIES. EDI and its Subsidiary do not have any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to EDI or its Subsidiary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Effective Date, or any action or inaction at or prior to the Effective Date, or any state of facts existing at or prior to the Effective Date other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and (iii) other liabilities and obligations expressly disclosed in this Agreement.

                                      5-2

         (g) NO MATERIAL ADVERSE CHANGE. Since the date of the Latest Balance Sheet, there has been no material adverse change in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of EDI and its Subsidiary taken as a whole.

         (h) Neither EDI nor its Subsidiary has at any time made any payments for political contributions or made any bribes, kickback payments or other illegal payments.

         (i) ASSETS. EDI and its Subsidiary have good and marketable title to, or a valid leasehold interest in, the material properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Liens for current property taxes not yet due and payable. EDI's and its Subsidiary's buildings, equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business. EDI and its Subsidiary own, or have a valid leasehold interest in, all assets necessary for the conduct of their respective businesses as presently conducted and as presently proposed to be conducted.

         (j) TAX MATTERS.

                  (i) EDI and its Subsidiary have filed all Tax Returns which they are required to file under applicable laws and regulations; all such Tax Returns are complete and correct in all material respects and have been prepared in compliance with all applicable laws and regulations in all material respects; EDI and its Subsidiary in all material respects have paid all Taxes due and owing by them (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; neither EDI nor its Subsidiary has waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency; the accrual for Taxes on the Latest Balance Sheet would be adequate to pay all Tax liabilities of EDI and its Subsidiary if their current tax year were treated as ending on the date of the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); since the date of the Latest Balance Sheet, EDI and its Subsidiary have not incurred any liability for Taxes other than in the ordinary course of business; the assessment of any additional Taxes for periods for which Tax Returns have been filed by EDI and its Subsidiary shall not exceed the recorded liability therefor on the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); the federal income Tax Returns of EDI and its Subsidiary have been audited and closed for all tax years through 2001; no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to EDI and its Subsidiary, no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by EDI from any foreign, federal, state or local taxing authority; and there are no material unresolved questions or claims concerning EDI's or its Subsidiary's Tax liability.

                                      5-3

                  (ii) Neither EDI nor its Subsidiary has made an election under ss.341(f) of the InternaL Revenue Code of 1986, as amended. Neither EDI nor its Subsidiary is a party to any tax sharing agreement. EDI and its Subsidiary have disclosed on their federal income Tax Returns any position taken for which substantial authority (within the meaning of IRC ss.6662(d)(2)(B)(i)) did not exist at the time the return was filed. EDI haS not made any payments, is not obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under IRC ss.280G.

         (k) CONTRACTS AND COMMITMENTS.

                  (i) All of the contracts, agreements and instruments to which EDI is subject are valid, binding and enforceable in accordance with their respective terms. EDI and its Subsidiary have performed all obligations required to be performed by them and are not in default under or in breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument to which EDI or its Subsidiary is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by EDI or its Subsidiary under any contract, agreement or instrument to which EDI or its Subsidiary is subject; neither EDI nor its Subsidiary has any present expectation or intention of not fully performing all such obligations; neither EDI nor its Subsidiary has knowledge of any breach or anticipated breach by the other parties to any contract, agreement, instrument or commitment to which it is a party; and neither EDI nor its Subsidiary is a party, except for the Settlement Agreement with TESA Corporation, which has been previously disclosed to HRL and is also disclosed in the notes to all financial statements filed with the Securities and Exchange Commission.

                  (ii) EDI has filed with the Securities and Exchange Commission a true and correct copy of each of the material written instruments, plans, contracts and agreements to which EDI or its Subsidiary are subject, together with all amendments, waivers or other changes thereto in compliance with the requirements of the Securities Act.

         (l) INTELLECTUAL PROPERTY RIGHTS.

                  (i) "SCHEDULE 6" attached hereto contains a complete and accurate list of all (i) patented or registered Intellectual Property rights owned or used by EDI or its Subsidiary, (ii) pending patent applications and applications for registrations of other Intellectual Property Rights filed by EDI or its Subsidiary, (iii) unregistered trade names and corporate names owned or used by EDI or its Subsidiary and (iv) unregistered trademarks, service marks, copyrights, mask works and computer software owned or used by EDI or its Subsidiary. EDI has filed with the Securities and Exchange Commission all material agreements governing licenses and other rights granted by EDI or its Subsidiary to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to EDI or its Subsidiary with respect to any Intellectual Property Rights. EDI or its Subsidiary owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the

                                      5-4
operation of the businesses of EDI and its Subsidiary as presently conducted and as presently proposed to be conducted, free and clear of all Liens. The loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by EDI or its Subsidiary has not had and would not reasonably be expected to have a material adverse effect on the conduct of EDI's and its Subsidiary' respective businesses, and no such loss or expiration is threatened, pending or reasonably foreseeable. EDI and its Subsidiary have taken all necessary and desirable actions to maintain and protect the Intellectual Property Rights which they own. To the best of EDI's knowledge, the owners of any Intellectual Property Rights licensed to EDI or its Subsidiary have taken all necessary and desirable actions to maintain and protect the Intellectual Property Rights which are subject to such licenses.

                  (ii) Except as set forth on the Intellectual Property Schedule, (i) EDI and its Subsidiary own all right, title and interest in and to all of the Intellectual Property Rights listed on such schedule , free and clear of all Liens, (ii) there have been no claims made against EDI or its Subsidiary asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and there are no grounds for the same, (ii) neither EDI nor its Subsidiary has received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that EDI or its Subsidiary license any rights from a third party), (iv) the conduct of EDI's and its Subsidiary's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, nor would any future conduct as presently contemplated infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons and (v) to the best of EDI's knowledge, the Intellectual Property Rights owned by or licensed to EDI or its Subsidiary have not been infringed, misappropriated or conflicted by other Persons. The transactions contemplated by this Agreement shall have no material adverse effect on EDI's or its Subsidiary's right, title and interest in and to the Intellectual Property Rights listed on the Intellectual Property Schedule.

         (m) LITIGATION, ETC. There are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of EDI's knowledge, threatened against or affecting EDI or its Subsidiary (or to the best of EDI's knowledge, pending or threatened against or affecting any of the officers, directors or employees of EDI and its Subsidiary with respect to their businesses or proposed business activities), or pending or threatened by EDI or its Subsidiary against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); nor have there been any such actions, suits, proceedings, orders, investigations or claims pending against or affecting EDI or its Subsidiary during the past 5 years; neither EDI nor its Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of EDI's knowledge, any governmental investigations or inquiries (including, without limitation, inquiries as to the qualification to hold or receive any license or permit); and, to the best of EDI's knowledge, there is no basis for any of the foregoing. Neither EDI nor its Subsidiary is subject to any judgment, order or decree of any court or other governmental agency, and neither EDI nor its Subsidiary has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

         (n) BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon EDI or its Subsidiary. EDI shall pay, and hold HRL harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

                                      5-5

         (o) GOVERNMENTAL CONSENT, ETC. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by EDI of this Agreement or the other agreements contemplated hereby, or the consummation by EDI of any other transactions contemplated hereby or thereby, except as expressly contemplated herein or in the exhibits hereto.

         (p) INSURANCE. EDI maintains insurance policies with respect to its properties, assets and businesses, and each such policy is in full force and effect as of the Effective Date. EDI is not in default with respect to its obligations under any insurance policy maintained by it, and EDI has not been denied insurance coverage. The insurance coverage of EDI is customary for corporations of similar size engaged in similar lines of business. EDI does not have any self-insurance or co-insurance programs. In that EDI's only subsidiary is not operating, it does not maintain separate liability insurance, but is named on EDI's liability insurance policies.

         (q) EMPLOYEES. EDI is not aware that any executive or key employee of EDI or its Subsidiary or any group of employees of EDI or its Subsidiary has any plans to terminate employment with EDI or its Subsidiary. EDI and its Subsidiary have complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes). Neither EDI, its Subsidiary nor, to the best of EDI's knowledge after due inquiry, any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of EDI and its Subsidiary, except for agreements between EDI and its present and former employees.

         (r) ERISA. Neither EDI nor its Subsidiary has or has ever had an employee benefit plan, as that term is used in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         (s) ENVIRONMENTAL AND SAFETY MATTERS. EDI has complied and is in compliance with, and any real property and all improvements thereof owned or leased by EDI is in compliance with, all Environmental Laws. No notice, citations, summons or order has been received by EDI, no notice has been given by EDI and no complaint has been filed, no penalty has been assessed and no investigation or review is pending or to the knowledge of EDI threatened by any governmental entity, with respect to (i) any alleged violation by EDI of any Environmental Law; or (ii) any alleged failure by EDI to have any environmental permit, certificate, license, approval, registration or authorization required in connection with its business or properties.

         (t) AFFILIATED TRANSACTIONS. No officer, director, employee, stockholder or Affiliate of EDI or its Subsidiary or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with EDI or its Subsidiary or has any material interest in any material property used by EDI or its Subsidiary.

                                      5-6

         (u) DISCLOSURE. Neither this Agreement, the Proprietary Information Agreement, the Disclosure Schedules, the Registration Rights Agreement nor any of the exhibits, schedules, attachments, written statements, documents, certificates or other items prepared or supplied to HRL by or on behalf of EDI with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which EDI has not disclosed to HRL in writing and of which any of its officers, directors or executive employees is aware and which has had or would reasonably be expected to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of EDI and its Subsidiary taken as a whole.

         (v) EFFECTIVE DATE. The representations and warranties of EDI contained in this Section 5 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, EDI to HRL shall be true and correct in all material respects on the date of the Effective Date as though then made, except as affected by the transactions expressly contemplated by this Agreement.

                                      5-7

                                    EXHIBIT 6

                      REPRESENTATIONS AND WARRANTIES OF HRL

         (a) ORGANIZATION OF THE BUYER. HRL is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.

         (b) AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement, the Proprietary Information Agreement, the Registration Rights Agreement and all other agreements contemplated hereby to which HRL is a party have been duly authorized by HRL. Each of this Agreement, the Proprietary Information Agreement and all other agreements contemplated hereby to which HRL is a party constitutes a valid and binding obligation of HRL, enforceable in accordance with its terms. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which HRL is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which HRL is a party or by which it is bound or to which any of its assets are subject.

         (c) BROKERS' FEES. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon HRL. HRL shall pay, and hold EDI harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

         (d) ACCREDITED INVESTOR. HRL is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act.

         (e) INVESTMENT. HRL is not acquiring the EDI Capital Stock with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

         (f) HRL INVESTMENT REPRESENTATIONS. HRL hereby represents that it is acquiring the EDI Capital Stock purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent HRL and subsequent holders of EDI Capital Stock from transferring such securities in compliance with the provisions of Section 7 hereof.

         (g) RESTRICTED SECURITIES. HRL understands that the EDI Capital Stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the EDI Capital Stock or an available exemption from registration under the Securities Act, the EDI Capital Stock must be held indefinitely.

                                      6-1

         (h) THE ALGORITHM. HRL warrants that to the best of its actual knowledge, the Algorithm does not infringe on any United States patent by anything, material, design, composition, or processing. HRL warrants it has not, prior to the Effective Date, entered into any agreement or otherwise granted any now existing, or agreed to grant any future, license, right or privilege relating to the Algorithm that conflicts in any way with this Agreement. HRL further warrants that the Algorithm is the product of its own research and invention and was created as a work for hire for EDI by HRL's staff and personnel. No third party has any claim, title or right to the Algorithm or any protected component parts.

                                      6-2